                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                (AMENDMENT NO. 1)
                                       to
                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                    BioDelivery Sciences International, Inc.
          ----------------------------------------------------------
             (Exact Name of Registration Specified in Its Charter)



               Delaware                                  35-2089858
-----------------------------------------      ---------------------------------
(State of Incorporation or Organization)       (IRS Employer Identification No.)


185 S. Orange Ave. Building 4, Newark, NJ                  07103
-----------------------------------------      ---------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-72872 (if applicable).
         ---------

     Securities to be registered pursuant to Section 12(b) of the Act:


     Title Of Each Class                         Name Of Each Exchange On Which
     To Be So Registered                         Each Class Is To Be Registered
     -------------------                         ------------------------------
          Units                                     Boston Stock Exchange
     -------------------                         ------------------------------
        Common Stock                                Boston Stock Exchange
     -------------------                         ------------------------------
      Class A Warrants                              Boston Stock Exchange
     -------------------                         ------------------------------


     Securities to be registered pursuant to Section 12(g) of the Act:


--------------------------------------------------------------------------------
                                (Title of Class)


--------------------------------------------------------------------------------
                                (Title of Class)


                                      8A-1

Item 1.  Description of Registrant's Securities to be Registered.

     Information required by this Item 1 relating to the Registrant's Units, consisting of one share of Common Stock and one Class A Warrant, exercisable for one share of Common Stock, is incorporated by reference to Amendment No. 6 to the Registrant's Registration Statement on Form SB-2 (File No. 333-72872) filed with the Securities and Exchange Commission on June 18, 2002, under the section captioned "Description of Securities."


Item 2.  Exhibits


Exhibit
Number          Description
-------         ------------
1.      Form of Underwriting Agreement.**********

2.      Articles of Incorporation of the Company as an Indiana corporation******

3. Articles of Amendment of the Article of Incorporation as an Indiana corporation*****

4.      Bylaws of the Company as an Indiana corporation******

5. Articles of Incorporation of the Company after reincorporation merger into Delaware*******

6.      Bylaws of the Company after reincorporation merger into Delaware*******

7. Form of Class A Warrant Agreement with Forms of Class A Warrant Certificate********

8.      Form of Representative's Unit Purchase Option**********

9.      Form of Specimen of Unit Certificate***********

10.     Form of Specimen of Common Stock Certificate***********

11.     Form of Specimen of Warrant Certificate***********

12.     Opinion of Ellenoff Grossman Schole & Cyruli, LLP***********

13. Research Agreement with the University of Medicine and Dentistry of New Jersey**

14. Licensing Agreement with the University of Medicine and Dentistry of New Jersey***

15.     Licensing Agreement with Albany Medical College***

16.     License Agreement with BioKeys Pharmaceuticals, Inc.*******

17.     License Agreement with Tatton Technologies, LLC*******

18.     Addendum to License Agreement with Tatton Technologies, LLC*********

19.      License Agreement with RetinaPharma, Inc.*******

20.      Addendum to License Agreement with RetinaPharma, Inc.*********

21.      License Agreement with Biotech Specialty Partners, LLC*******

22.      National Institutes of Health Grant Letter*******

23.      Merger Agreement with BioDelivery Sciences, Inc., dated July 20, 2001**

24. Settlement Agreement and Stock Purchase Agreement with Irving Berstein, et al.**

25.      Employment Agreement with Christopher Chapman**

26.      Employment Agreement with James A. McNulty**

27.      Employment Agreement with Dr. Frank E. O'Donnell********

28.      Confidentiality Agreement with Dr. Frank E. O'Donnell*********

29.      Covenant No to Compete with Dr. Frank E. O'Donnell*********

30.      2001 Incentive Stock Option Plan*******

31.      Promissory Note for BioKeys Pharmaceuticals, Inc. dated
         August 22, 2001**********

32.      Research Agreement with PharmaResearch Corporation********

33.      Credit Facility Loan Agreement*********

34. Purchase Agreement between MAS Capital, Inc. and Hopkins Capital Group II, LLC*********

35.      Amendment to Purchase Agreement dated March 29, 2002*********

36. Agreement between Mr. Aaron Tsai and BioDelivery Sciences International, Inc.*********

37.      Consent of Grant Thornton LLP**********

38.      Consent of Ellenoff Grossman Schole & Cyrulli, LLP, included in
         Exhibit 12.

------------

*             Previously filed with Form SB-2, November 7, 2001.
**            Previously filed with Form 10QSB, for the quarter ended
              March 31, 2001

*** Previously filed with Form 10KSB, for the fiscal year ended December 31, 2000 filed on August 15, 2001.

***** Previously filed with Form 8K filed October 26, 2000 under our prior name of MAS Acquisition XXIII Corp.

****** Previously filed with Form 10SB filed January 18, 2000 under our prior name of MAS Acquisition XXIII Corp.

*******       Previously filed with Form SB-2, Amendment No. 2, February 1,
              2002.

********      Previously filed with Form SB-2, Amendment No. 3, March 26, 2002.

*********     Previously filed with Form SB-2, Amendment No. 4, April 29, 2002.

**********    Previously filed with Form SB-2, Amendment No. 5, May 23, 2002.

***********   Previously filed with Form SB-2, Amendment No. 6, June 18, 2002.


                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       BIODELIVERY SCIENCES INTERNTIONAL, INC.


Date:   June 20, 2002                  By: /s/ Francis E. O'Donnell, Jr.
                                          -------------------------------
                                          Francis E. O'Donnell, Jr., M.D.
                                          President and Chief Executive Officer